EXHIBIT 4.01

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of April 25, 2011 by and between Shutterfly, Inc., a Delaware corporation (“Parent”), and the individuals and entities listed on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).

RECITALS

A.             This Agreement is being entered into pursuant to, and in connection with the transactions contemplated by, that certain Agreement and Plan of Merger dated as of March 21, 2011 (the “Merger Agreement”) by and among Parent, Horsley Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Horsley Acquisition Sub II, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Sister Sub”), Tiny Prints, Inc., a Delaware corporation (“Company”), and Mak Azadi, in his capacity as Stockholder Representative for the purposes of Section 6.6 of the Merger Agreement only.

B.             The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, (i) Merger Sub will be merged with and into the Company (the “Initial Merger”), with the Company to be the surviving entity of the Initial Merger, and (ii) except in the case of a Company Election, immediately following the effective time of the Initial Merger, Parent will cause the Company to be merged with and into Sister Sub (the “Subsequent Merger” and collectively or in seriatim with the First Merger, as appropriate, the “Merger”), with Sister Sub surviving such Subsequent Merger.

C.             Pursuant to the Merger, among other things, the issued and outstanding Company Capital Stock shall be converted into the right to receive shares of Parent Common Stock and cash in the manner set forth in the Merger Agreement.

D.             As an inducement for Company to enter into the Merger Agreement, Parent desires to grant the registration rights to the Holders as contained herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.              Definitions and References.

Unless otherwise defined herein, the capitalized terms in this Agreement have the same meanings given to them in the Merger Agreement. For purposes of this Agreement, in addition to the definitions set forth elsewhere herein, the following terms shall have the following respective meanings:

“Affiliate” of a Holder means, with respect to any Holder, any other person who, directly or indirectly, controls, is controlled by, or is under common control with such Holder, including without limitation any general partner, managing member, officer or director of such Holder or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Holder.

“Applicable Securities Law” means the securities laws of the United States, including without limitation the Exchange Act and the Securities Act and any applicable securities law of any State of the United States (and any rules or regulations promulgated thereunder).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the United States Securities and Exchange Commission (the “SEC”).

“Registrable Stock” shall mean (x) the Parent Common Stock issued to a Holder pursuant to the Merger Agreement; and (y) any Parent Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, option or other convertible security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Parent Common Stock; provided, however, that notwithstanding the forgoing clauses (x) and (y), Parent Common Stock issued (or issuable) to a Holder as contemplated by clauses (x) and (y) shall not be deemed “Registrable Stock” for purposes of using the Registration Statement for any offers, sales, transfers or other dispositions of such Parent Common Stock until such Parent Common Stock is no longer subject to the restrictions on resale set forth in Equity Consideration Lock-Up Agreement or the Founder Lock-Up Agreement, as applicable. For purposes of this Agreement, any Registrable Stock shall cease to be Registrable Stock, and Parent’s obligations under this Agreement with respect to a Holder of such Registrable Stock, subject to Section 9(k) hereof, shall terminate, upon the earliest date to occur: (a) the date a Registration Statement covering such Registrable Stock has been declared effective and such Registrable Stock has been disposed of pursuant to such effective Registration Statement, (b) the date such Registrable Stock (i) has been sold in a transaction that is exempt from registration pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”), or (ii) has been sold, transferred or otherwise disposed of (other than, for purposes of this clause (ii), pursuant to a Permitted Transfer), (c) the date such Registrable Stock may be sold by a Holder without restriction or limitation pursuant to Rule 144(b)(1)(i) (last sentence) under the Securities Act, it being understood and agreed that, other than for an affiliate (as defined in Rule 144 and as determined by Parent in its good faith discretion (but in all cases including any Section 16 officers of Parent)) of Parent, such date will be the one (1) year anniversary of the Closing Date, or (d) the date such Registrable Stock ceases to be outstanding.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.              Registration; Limitations.

(a)            Subject to Section 3(k), promptly following the Closing Date (but in no event later than ten (10) Business Days after receiving the Company’s financial statements, and auditor consent, necessary to permit Parent to file the Registration Statement), Parent shall file with the SEC a registration statement for the public resale by the Holders of the Registrable Stock on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, in respect of which Parent may use a Form S-3 registration statement (or any successor short form registration statement available for such resale that permits incorporation by reference at least to the same extent as such form) (“Form S-3”) to the extent Parent is then eligible for its use (together with any prospectus included therein, as such registration statement or the prospectus may be amended or supplemented, as applicable, from time to time, the “Registration Statement”), and cause the Registration Statement to become automatically effective upon filing if eligible to do so. The plan of distribution indicated in the Registration Statement will include all such transactions as the Holders may reasonably request in writing prior to the filing of the Registration Statement and that can be included in the Registration Statement under the rules and regulations of the SEC. Subject to Section 3(k), Parent shall use all commercially reasonable efforts to keep the Registration Statement continuously effective for any Registrable Stock then outstanding.

(b)            Each Holder covenants to, and otherwise agrees with, Parent that, notwithstanding anything in this Agreement to the contrary, at any time that such Holder holds Registrable Stock and Rule 144 is otherwise available to such Holder for sales of Registrable Securities, such Holder will use Rule 144 for all offers, sales, transfers or other dispositions of any Registrable Stock, and shall not use the Registration Statement to effect any such transactions or any other transactions as may be contemplated by the plan of distribution in the Registration Statement. For purposes of clarifying the immediately preceding sentence, it is understood that the phrase “Rule 144 is otherwise available” shall mean that, solely as it relates to affiliates of Parent (as the term “affiliate” is defined in Rule 144 and as determined by Parent in its good faith determination (but in all cases including any Section 16 officers of Parent)), Rule 144 shall not in any way limit such affiliate Holder’s intended resale of Registrable Stock as to timing or amount. In furtherance of the foregoing, Parent shall make and keep available adequate current public information (as defined in Rule 144) at all times after the date hereof, use all commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act and take such other actions as are reasonably necessary in order to facilitate the disposition of Registrable Stock pursuant to Rule 144 (e.g., cooperation with legend removal requests from brokers).

3.             Obligations of Parent. Parent shall, so long as any Registrable Stock is outstanding:

(a)            subject to Section 3(k), if the Registration Statement is not automatically effective upon filing, use all commercially reasonable efforts to cause such Registration Statement to become effective;

(b)            notify each selling Holder, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(c)            after the Registration Statement becomes effective, notify each Holder of any request by the SEC that the Parent amend or supplement the Registration Statement;

(d)            subject to Section 3(k), prepare and file with the SEC such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by the Registration Statement for the period required to effect the distribution of the Registrable Stock as set forth in Section 2 hereof;

(e)            subject to Section 3(k), furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Stock in accordance with the terms of this Agreement;

(f)             use its commercially reasonable efforts to register and qualify the Registrable Stock under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction, unless Parent is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g)            use its commercially reasonable efforts to cause all such Registrable Stock to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Parent are then listed;

(h)            provide a transfer agent and registrar for the Registrable Stock and provide a CUSIP number for all such Registrable Stock, in each case not later than the date that sales of Registrable Stock may first be made off of the Registration Statement pursuant to the terms of this Agreement;

(i)             in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to obtain promptly the withdrawal of such order;

(j)             as promptly as reasonably practicable, notify the Holders (a “Disclosure Notice”) at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus, or a revised prospectus, as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made (following receipt of any supplement or amendment to any prospectus, the Holders shall deliver such amended, supplemental or revised prospectus in connection with any offers or sales of Registrable Stock, and shall not deliver or use any prospectus not so supplemented, amended or revised); and

(k)            notwithstanding any other provision hereof, Parent may delay the filing or the effectiveness of the Registration Statement, allow the Registration Statement to cease to remain effective, defer preparing and furnishing any supplement or amendment to a prospectus or suspend the use of the Registration Statement or any prospectus, if the Board of Directors of Parent (or a duly authorized committee thereof) shall have determined in good faith following consultation with outside legal counsel (not including avoidance of Parent’s obligations hereunder) that (i) such filing or the offering or sale of any Registrable Stock thereunder would materially interfere with a bona fide acquisition, corporate reorganization, financing or similar corporate transaction involving Parent, or (ii) require premature disclosure of material non-public information that, if disclosed at such time, would be materially harmful to Parent or its stockholders, or (iii) render Parent unable to comply with the disclosure requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the rules and regulations promulgated thereunder, and it is hence in the best interests of Parent to allow such suspension, delay or deferral, and concurrent with such suspension, delay or deferral, Parent provides the Holders with written notice of such suspension, delay or deferral (the “Deferral Notice”), which notice shall specify the general nature of the event giving rise to such delay, deferral or suspension; provided, however, that such suspension, delay or deferral may not exceed 30 days in the aggregate in any six month period, and Parent shall not register any securities for its own account or that of any other stockholder during such deferral period other than pursuant to a registration (x) relating to securities of employees (or securities as an inducement to hire employees) of Parent or a subsidiary pursuant to a stock option, stock purchase, or other equity compensation plan or arrangement, or (y) relating to the transaction of the nature described in the preceding clause (ii) that provided the grounds for such Deferral Notice. Each Holder shall keep confidential any communications received by it from Parent regarding the delay, deferral or suspension of the use of the Registration Statement or a prospectus, except as required by applicable law.

4.             Obligations of Holders.

(a)            It shall be a condition precedent to the obligations of Parent to take any action pursuant to this Agreement with respect to a Holder that such Holder furnish to Parent a fully completed questionnaire and such other information in writing regarding itself, the Registrable Stock held by it, and the intended method of disposition of such securities by such Holder as Parent shall reasonably request and as shall be required in connection with the actions to be taken by Parent with respect to such Holder hereunder. In addition, each Holder shall promptly notify Parent of the occurrence, from the date on which such information or documents are furnished to the date of the closing for the sale of such Registrable Stock, of any event relating to such Holder that is required under the Securities Act to be set forth in the Registration Statement.

(b)            Each Holder hereby agrees with Parent that upon receipt of the Disclosure Notice or the Deferral Notice, such Holder will forthwith discontinue dispositions of Registrable Stock pursuant to the Registration Statement until (i) such Holder has received copies of the supplemented or amended prospectus contemplated by Section 3(j), or (ii) such Holder is advised in writing by Parent that the use of the Registration Statement, or the prospectus included therein, may be resumed, and has received copies of any additional or supplemental filings that are required to be incorporated by reference in the prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Disclosure Notice or a Deferral Notice hereby agrees that it will cease using any prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by Parent with more recently dated prospectuses. Each Holder further agrees with Parent to hold the fact that it has received any Disclosure Notice or Deferral Notice, and any communication from Parent to the Holder relating to an event giving rise to a such notice, in confidence.

5.             Underwritten Offerings.

(a)            If, at any time when Rule 144 is not otherwise available for the sale of Registrable Stock by the Holders identified in Section 5(a)(1) or 5(a)(2), then upon the unanimous written request (“Underwriting Request”) from either (1) those Holders (A) who are stockholders of record of the Company that received shares of Parent Common Stock pursuant to the terms of the Merger Agreement, executed this Agreement and are affiliated with Summit Partners, and (B) who are Permitted Transferees (pursuant to Section 7(c)(i) of this Agreement) of Summit Partners or (2) those Holders (A) who are stockholders of record of the Company that received shares of Parent Common Stock pursuant to the terms of the Merger Agreement, executed this Agreement and are affiliated with Technology Crossover Ventures, and (B) who are Permitted Transferees (pursuant to Section 7(c)(i) of this Agreement) of Technology Crossover Ventures, that in each case own Registrable Stock, such Holders may, subject to Section 3(k) and the other provisions of this Agreement, elect to engage an underwriter to offer and sell their Registrable Stock pursuant to an underwritten offering; provided, however, that notwithstanding the foregoing, in no event shall such Holders be permitted to deliver an Underwriting Request or otherwise be permitted to commence an underwritten offering, or otherwise offer or sell their Registrable Stock pursuant to an underwritten offering, at any time during Parent’s fourth quarter in any fiscal year in which such Registration Statement is effective.

(b)            In connection with an underwritten offering pursuant to an Underwriting Request, Parent shall use its commercially reasonable efforts:

(i)             to cause senior representatives of Parent to participate in any “road show” or “road shows” reasonably requested by any underwriter of an underwritten or “best efforts” offering of any Registrable Stock;

(ii)            to furnish, on the date that shares of Registrable Stock are delivered to the underwriters for sale (x) an opinion, dated as of such date, of the counsel representing Parent for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, and (y) a letter dated as of such date, from the independent public accountants of Parent, in form and substance as is customarily given by independent public accountants to underwriters in an underwritten public offering addressed to the underwriters;

(iii)           cooperate with the Holders and the managing underwriter (if any) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as such Holders or the managing underwriter (if any) may request and keep available and make available to Parent’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(iv)           subject to the terms of this Agreement, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering, including providing indemnification to such underwriter(s) pursuant to usual and customary terms for an underwritten offering; provided, however, that the indemnification obligations as between Parent and the Holders in any such offering shall be governed pursuant to the terms of this Agreement, and not any underwriting agreement; and

(v)            promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such Registration Statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, subject to all such parties entering into a standard confidentiality agreement with Parent, all financial and other records, pertinent corporate documents, and properties of Parent, and cause Parent’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such Registration Statement and to conduct appropriate due diligence in connection therewith.

6.              Expenses.

(a)            Other than in connection with any underwritten offering pursuant to Section 5 above, all expenses incurred in connection with a Registration Statement pursuant to this Agreement, excluding any brokers’ discounts and commissions, but including all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and the fees and disbursements of counsel for Parent, shall be paid by Parent. Each Holder shall bear and pay the discounts and brokerage fees applicable to securities offered for his, her or its account in connection with any registrations, filings and qualifications made pursuant to this Agreement.

(b)            In connection with any underwritten offering pursuant to Section 5 above, the Holders with shares of Registrable Stock included in such offering shall, on a several but not joint basis (as between each other), be responsible for, and shall pay all costs and expenses incurred in connection with such offering, including without limitation, all registration, filing and qualification fees, word processing, duplicating, printers’ and accounting fees, listing fees, messenger and delivery expenses, road show (including travel, lodging and meal expenses), all fees and expenses of complying with state securities or blue sky laws, all fees and disbursements of counsel for Parent, counsel for the Holders and counsel for the underwriter(s), as well as all discounts and brokerage fees applicable to securities offered for his, her or its account in connection with any underwriting. It is acknowledged, agreed and understood that Parent shall not be obligated, liable or otherwise responsible in any way for any costs or expenses in connection with any underwritten offering of Registrable Stock pursuant to Section 5 above.

7.              Transfer of Registration Rights.

(a)            Without limiting the rights of Parent or the restrictions applicable to the Holder under the Equity Consideration Lock-Up Agreement or the Founder Lock-Up Agreement, as applicable, the registration rights of a Holder under this Agreement with respect to any Registrable Stock may be transferred to any Permitted Transferee (i) as a bona gift, (ii) pursuant to the operation of a will or intestacy, or (iii) pursuant to a Qualified Disposition, in each of clauses (i) through (iii), only to the extent that such transfer is without any consideration, and, provided that in each case (w) such Holder shall have given Parent written notice prior to the time of such transfer, stating the name and address of the Permitted Transferee and identifying the securities with respect to which the rights under this Agreement are proposed to be transferred; (x) such Permitted Transferee shall have agreed in writing, in form and substance reasonably satisfactory to Parent, to be bound as a Holder by the provisions of this Agreement; (y) such Permitted Transferee shall have delivered such other information to Parent as Parent may reasonably request to permit Parent to carry out Parent’s obligations under this Agreement; and (z) immediately following such transfer the further disposition of such securities by such Permitted Transferee shall be restricted to the extent set forth under the Securities Act (collectively, a “Permitted Transfer”).

(b)            Each Holder acknowledges and agrees with Parent, that (i) only transfers of Registrable Stock to a Permitted Transferee that qualifies as a Permitted Transfer pursuant to the provisions of this Section 7 will be recognized as a valid transfer of the registration rights of a Holder under this Agreement with respect to any Registrable Stock that such Holder may transfer, (ii) that a Permitted Transferee will only be deemed a “Holder” for purposes of this Agreement to the extent that such Permitted Transferee was transferred the Registrable Stock pursuant to a Permitted Transfer in accordance with the terms of this Agreement, and (iii) no person or entity will be afforded any of the benefits of this Agreement unless such person is (A) a stockholder of record of the Company that received shares of Parent Common Stock pursuant to the terms of the Merger Agreement and has executed this Agreement, or (B) is a Permitted Transferee that received Registrable Stock pursuant to a Permitted Transfer in accordance with the terms of this Agreement.

(c)            For purposes of this Agreement, a “Permitted Transferee” is: (i) any equity holder of a closely-held entity who (A) is transferred Registrable Securities pursuant to a Qualified Distribution, and (B) is not otherwise, before or as a result of such transfer, deemed to be an affiliate (as defined in Rule 144 and as determined by Parent in its good faith discretion) of Parent; and (ii) if such Holder is an individual, the immediate family members of such Holder, or a trust for the benefit of such Holder or one or more of such Holder’s immediately family members; provided, however, that in each of clauses (i) and (ii), no person or entity shall be deemed a Permitted Transferee under this Agreement to the extent that such person or entity was transferred Registrable Stock from a Permitted Transferee.

(d)            For purposes of this Agreement, a “Qualified Distribution” is the pro rata distribution of Registrable Stock from the portfolio of a closely-held entity (that is a stockholder of record of the Company that received shares of Parent Common Stock pursuant to the terms of the Merger Agreement and has executed this Agreement) to its equity holders pursuant to the terms and applicable allocation percentages set forth in the governing documents of such closely-held entity, and such pro rata distribution was made without the payment of any consideration in exchange therefor.

8.              Indemnification. In the event any Registrable Stock is sold by a Holder pursuant to the Registration Statement in accordance with the terms of this Agreement:

(a)            Except as otherwise limited by Section 8(e) of this Agreement, Parent shall indemnify and hold harmless each Holder, such Holder’s directors and officers and partners and members, each broker or dealer who participates in the offering of such Registrable Stock (other than underwriters, whose indemnity shall be addressed by the applicable underwriting agreement), each agent of a Holder (including legal counsel and accountants) and each person, if any, who controls such Holder within the meaning of the Securities Act (sometimes referred to collectively herein as the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities, joint or several, to which they may become subject under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of any material fact contained in the Registration Statement on the effective date thereof (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party of Applicable Securities Laws, and shall reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of Parent; provided, further, that Parent shall not be liable to any Holder Indemnified Party in any such case for any such loss, claim, damage or liability to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with the Registration Statement, preliminary prospectus, final prospectus or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b)            Each Holder severally and not jointly shall indemnify and hold harmless Parent, each of its directors and officers, each person, if any, who controls Parent within the meaning of the Securities Act, each agent of Parent (including legal counsel and accountants) (sometimes referred to collectively herein as the “Parent Indemnified Parties”) against any losses, claims, damages or liabilities, joint or several, to which Parent or any such director, officer, controlling person, agent or underwriter may become subject, under Applicable Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or proceedings in respect thereof) arise solely out of or are based solely upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including any prospectus filed under Rule 424 under the Securities Act or any amendments or supplements thereto), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the indemnifying party of Applicable Securities Laws, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or violation or alleged violation was made in the Registration Statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred by Parent Indemnified Party with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if such settlement is effected without the consent of such Holder; and provided, further, that the liability of each Holder hereunder by way of indemnification under this Section 8(b) and contribution under Section 8(d) shall be limited to the net proceeds received by such Holder from the sale of Registrable Stock covered by such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Parent Indemnified Party, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel, with all fees and expenses thereof to be paid by such indemnified party, and to be apprised of all progress in any proceeding the defense of which has been assumed by the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if and to the extent prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

(d)            Except as otherwise limited by Section 8(e) of this Agreement, to the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages or liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The liability of each Holder hereunder by way of contribution under this Section 8(d) and indemnification under Section 8(b) shall be limited to the net proceeds received by such Holder from the sale of Registrable Stock covered by the Registration Statement.

(e)            Notwithstanding anything in this Agreement to the contrary:

(i)             in the event of any loss, claim, damage or liability for which a Holder Indemnified Party would otherwise be entitled to indemnification pursuant to this Section 8 is also a Loss for which the Parent is obligated to provide indemnification under the Merger Agreement (a “Merger Agreement Indemnifiable Loss”), then the Parent shall not be subject to this Section 8 with respect to such Merger Agreement Indemnifiable Loss, and Parent shall otherwise have no obligation to provide any indemnification to any Holder Indemnified Party pursuant to the terms of this Agreement with respect to such Merger Agreement Indemnifiable Loss, and such Holder Indemnified Party’s sole recourse against Parent shall be pursuant to, in accordance with, and subject to the provisions of, the Merger Agreement;

(ii)            notwithstanding Section 8(e)(i) to the contrary, in the event that a Holder Indemnified Party is not entitled to seek indemnification from Parent pursuant to the terms of the Merger Agreement for a Loss due to the operation of the Claim Termination Date with respect to a breach of the applicable representation or warranty under the Merger Agreement, then such Holder Indemnified Party shall be permitted to seek indemnification from Parent pursuant to the terms of this Section 8; provided, however, that in such event, Parent’s maximum aggregate liability, in the case of a breach by Parent of a non-Parent Fundamental Representation, to the Holder Indemnified Parties shall in no event exceed the aggregate value of the Escrow Stock actually received by the Stockholders pursuant to the Merger as provided in the Merger Agreement (where each such share of Parent Common Stock shall be deemed to have a value equal to the Parent Share Price), and, in the case of a breach by Parent of a Parent Fundamental Representation, Parent’s maximum aggregate liability, with respect to the breach by Parent of a Parent Fundamental Representation, to the Holder Indemnified Parties shall in no event exceed the aggregate value of the Closing Stock and the Escrow Stock actually received by the Stockholders pursuant to the Merger as provided in the Merger Agreement (where each such share of Parent Common Stock shall be deemed to have a value equal to the Parent Share Price); and

(iii)           in the event any loss, claim, damage or liability for which a Holder Indemnified Party would otherwise be permitted to seek indemnification pursuant to this Section 8, and such loss, claim, damage or liability is not otherwise a Merger Agreement Indemnifiable Loss and such loss, claim, damage or liability does not otherwise arise out of a breach of a representation or warranty made by Parent under the Merger Agreement, then such Holder Indemnified Party shall be permitted to seek indemnification from Parent pursuant to the terms of this Section 8; provided, however, that in no event shall Parent be liable to any Holder Indemnified Party or obligated to indemnify a Holder Indemnified Party hereunder to the extent of, any loss, damage or liability that is a result of, arose out of, or was caused by any breach of a representation or warranty by the Company under the Merger Agreement, as so established, at any time, by Parent.

9.              General Provisions.

(a)            Notices. Any notice or other communications required or permitted to be given under this Agreement will be in writing, and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

If to a Holder:	If to Parent:

At the address set forth on Exhibit A	Shutterfly, Inc.
2800 Bridge Parkway
Redwood City, CA 94065
Attention: Charlotte Falla, Esq.
Telephone: (650) 610-3555
Facsimile: (650) 590-7135

(b)            Entire Agreement; Independence of Obligations. This Agreement, together with the Merger Agreement, constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

(c)            Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles.

(d)            Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(e)            Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

(f)            Successors and Assigns. Subject to the provisions of Section 7, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

(g)            Captions. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

(h)            Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

(i)             Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

(j)             Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Parent Common Stock, upon the occurrence of any subdivision, combination or share dividend of such class of shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of shares by such subdivision, combination or share dividend.

(k)            Survival. Notwithstanding anything herein to the contrary, (i) if a Holder ceases to hold Registrable Stock, (a) such Holder and Parent will continue to be obligated by the provisions of Section 8 of this Agreement with respect to any Registrable Stock of such Holder that was sold pursuant to the Registration Statement in accordance with the terms of this Agreement, and (b) Parent shall continue to cooperate with such Holder and any broker or dealer that participated in the sale of such Holder’s Registrable Stock to facilitate the removal of the restricted securities legend set forth thereon; and (ii) the provisions of this Section 9 shall survive any termination of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

PARENT:

Shutterfly, Inc.

By: /s/ Mark Rubash

Name: Mark Rubash

Title: Senior Vice President and Chief Financial Officer

HOLDERS:

Holder Name:

Edward Han
(Please Print)

By: /s/ Edward Han

HOLDERS:

Holder Name:

Kelly Berger
(Please Print)

By: /s/ Kelly Berger

HOLDERS:

Holder Name:

Laura Ching
(Please Print)

By: /s/ Laura Ching

HOLDERS:

Holder Name:

Tara Nicole Adams and Justin Jay Adams, Husband and Wife as Community Property
(Please Print)

By: /s/ Tara Adams

HOLDERS:

Holder Name:

Kimberly Caramanica
(Please Print)

By: /s/ Kimberly Caramanica

HOLDERS:

Holder Name:

Lea Armstrong and Bradley Armstrong, Husband and Wife as Community Property
(Please Print)

By: /s/ Lea Armstrong

HOLDERS:

Holder Name:

Raage Bullaleh
(Please Print)

By: /s/ Raage Bullaleh

HOLDERS:

Holder Name:

Jenny Yee-Tak Chan Go and Eric Leon Go, Husband and Wife as Community Property
(Please Print)

By: /s/ Jenny Go

By: /s/ Eric Go

HOLDERS:

Holder Name:

Artemisa Saucedo
(Please Print)

By: /s/ Artemisa M. Saucedo

HOLDERS:

Holder Name:

Alison Horn and Gregory Horn, Husband and Wife as Community Property
(Please Print)

By: /s/ Alison Horn

By: /s/ Greg Horn

HOLDERS:

Holder Name:

Manoj Kokal
(Please Print)

By: /s/ Manoj Kokal

HOLDERS:

Holder Name:

Alex Wong and Nicole Doung, Husband and Wife, as Community Property
(Please Print)

By: /s/ Alex Wong

By: /s/ Nicole Doung

HOLDERS:

Holder Name:

Bianca Ling
(Please Print)

By: /s/ Bianca Ling

HOLDERS:

Holder Name:

Cascadia Capital LLC
(Please Print)

By: /s/ David Williams

Title: CFO

HOLDERS:

Holder Name:

Lighthouse Capital Partners VI, L.P.
(Please Print)

By: Lighthouse Management Partners VI, L.L.C.
Its: General Partner

By: /s/ Christy Barnes

Title: Managing Director

HOLDERS:

Holder Name:

Paul Krellwitz
(Please Print)

By: /s/ Paul Krellwitz

HOLDERS:

Holder Name:

Katelyn Taylor
(Please Print)

By: /s/ Kate Taylor

HOLDERS:

Holder Name:

Catherine Miserany
(Please Print)

By: /s/ Catherine Miserany

HOLDERS:

Holder Name:

Erika Barnes
(Please Print)

By: /s/ Erika Barnes

HOLDERS:

Holder Name:

Eric Ritchey
(Please Print)

By: /s/ Eric Ritchey

HOLDERS:

Holder Name:

Summit Partners Ventures Capital Fund II-A, L.P.
(Please Print)

By: Summit Partners VC II, L.P.
Its: General Partner

By: Summit Partners VC II, LLC
Its: General Partner

By: /s/ Harrison B. Miller
Title: Member

HOLDERS:

Holder Name:

Summit Partners Venture Capital Fund II-B, L.P.
(Please Print)

By: Summit Partners VC II, L.P.
Its: General Partner

By: Summit Partners VC II, LLC
Its: General Partner

By: /s/ Harrison B. Miller
Title: Member

HOLDERS:

Holder Name:

Summit Investors VI, L.P.
(Please Print)

By: Summit Master Company, LLC
Its: General Partner

By: /s/ Harrison B. Miller
Title: Member

HOLDERS:

Holder Name:

TCV VI, L.P.
(Please Print)

By: /s/ Frederic D. Fenton
Title: Attorney in Fact

HOLDERS:

Holder Name:

TCV Member Fund, L.P.
(Please Print)

By: /s/ Frederic D. Fenton
Title: Attorney in Fact